EXHIBIT 99.1

January 12, 2007

Dear SCO Customers and Partners:

As 2006 has come to a close and we begin a new year, I want to provide you with the CEO’s update on our products and our business.  The vantage point of the CEO’s office provides a perspective that others are not giving.

First and foremost, on behalf of our employees, stockholders and numerous worldwide partners, I want to personally thank each of you for your business and your loyalty to our products.  SCO is committed to enhancing and innovating our product lines and seeing them evolve. In recent years we have provided you with key new releases of UnixWare 7.1.4 and OpenServer 6. We are proud of our UNIX product heritage, including its performance, stability and security and we will continue to develop, sell, maintain, and support our UNIX products for our customers.

We continue to work with hardware system providers to certify many of their servers with the latest SCO UNIX offerings. New hardware certifications are updated on a weekly basis from systems provided by Acer, DELL, Fujitsu-Siemens, HCL, HP, Intel and many others. These vendors continue to certify their systems for SCO UNIX because customers continue to require the reliability, security and performance that SCO OpenServer and UnixWare offer. This gives you, our customers, a broader choice of hardware to choose from.

In addition to our UNIX business, it’s been encouraging to see the innovations taking place with our Me Inc. mobile technologies. Our mobile technologies are attracting new customers, while at the same time providing our existing customers with a way to use their applications in a mobile business environment.

Our Me Inc. mobile technologies are helping customers in significant ways. Products like Shout and Shout Postcard are helping people communicate in innovative and productive ways. HipCheck helps companies remotely manage and control their IT systems. The anticipated Day-Timers Mobile solution will help increase personal productivity. These new mobile solutions are made possible through our new Me Inc. Mobility Server, which is the back-end server technology that does much of the heavy lifting to make mobile phones substantially more powerful and useful. This provides our customers with a richer mobile experience and a greater affinity for our products.

Our efforts to protect our intellectual property continue through the legal system. We continue to believe in the merits of our cases with IBM and Novell and look forward to a successful resolution of those claims. Although we have had a few setbacks in the court proceedings, important and significant claims remain in the case.  In other words, to paraphrase a line from Mr. Twain, the rumors of our death have been greatly exaggerated.

We recognize we have invested heavily in protecting our intellectual property. While we expect to continue incurring legal expenses in 2007, our expectation is that those expenses will be less than they have been in prior years. Some of the larger expenses related to IBM discovery, expert witness and technical expert reports are now behind us. With these expenditures behind us, the outlook for the Company’s cash expenditures for the upcoming fiscal year is in a very manageable position.

We are committed to operating our UNIX business on a cash flow positive basis and we will make any necessary adjustments in our business in 2007 to accomplish that. With the combination of our existing UNIX business coupled with our new Me Inc. mobile products and services, I believe SCO is positioned to see improved results during this fiscal year.

We are honored to call you our customers and partners and we look forward to earning your business every day. As time permits, please stay in touch with me and let me know how we can better serve you. I look forward to reporting our progress to you throughout the coming year.

Warm regards,

Darl McBride
President and CEO
The SCO Group, Inc.

This letter is subject to the safe harbor statement regarding forward-looking statements included in our Current Report on Form 8-K filed with the SEC on January 12, 2007.